Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-4 No. 333-147473) of SBA Communications Corporation,
2.	Registration Statement (Form S-8 No. 333-166969) pertaining to the 2010 Performance and Equity Incentive Plan of SBA Communications Corporation,
3.	Registration Statement (Form S-3 No. 333-277527) of SBA Communications Corporation,
4.	Registration Statement (Form S-8 No. 333-225139) pertaining to the 2018 Employee Stock Purchase Plan of SBA Communications Corporation, and
5.	Registration Statement (Form S-8 No. 333-241592) pertaining to the 2020 Performance and Equity Incentive Plan of SBA Communications Corporation;

of our reports dated February 26, 2025, with respect to the consolidated financial statements and financial statement schedule of SBA Communications Corporation and Subsidiaries and the effectiveness of internal control over financial reporting of SBA Communications Corporation and Subsidiaries included in this Annual Report (Form 10-K) of SBA Communications Corporation and Subsidiaries for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Boca Raton, Florida

February 26, 2025